                                                                    EXHIBIT 12.1
                               OCI HOLDINGS CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                    FISCAL YEAR END
                  ------------------------------------------------------------------------------------
                  JULY 31,  AUGUST 31,  JULY 31,  AUGUST 31, JULY 31,  AUGUST 31, JULY 31,  AUGUST 31,  AUGUST 1, 1995
                    1992       1992        1993      1993       1994      1994       1995      1995    TO APRIL 3, 1996
                  OCI NORTH  OCI SOUTH  OCI NORTH OCI SOUTH  OCI NORTH OCI SOUTH  OCI NORTH OCI SOUTH     OCI NORTH
                  --------- ----------- --------- ---------- --------- ---------- --------- ---------- ----------------
Net income
(loss)..........   $(1,570)   $ (204)    $(1,564)   $   77    $(1,366)   $  540    $ (104)    $  784       $(1,051)
Income tax
expense
(benefit).......       --         14        (723)      170       (473)      340      (133)       524           156
                   -------    ------     -------    ------    -------    ------    ------     ------       -------
Income (loss)
before income
taxes...........    (1,570)     (190)     (2,287)      247     (1,839)      880      (237)     1,308          (895)
Plus fixed
charges.........     2,479     1,273       2,407     1,080      2,395     1,102     2,483      1,523         1,719
                   -------    ------     -------    ------    -------    ------    ------     ------       -------
Earnings........   $   909    $1,083     $   120    $1,327    $   556    $1,982    $2,246     $2,831       $   824
                   =======    ======     =======    ======    =======    ======    ======     ======       =======
                  SEPTEMBER 1, 1995
                  TO APRIL 3, 1996
                      OCI SOUTH
                  -----------------
Net income
(loss)..........       $  269
Income tax
expense
(benefit).......          201
                  -----------------
Income (loss)
before income
taxes...........          470
Plus fixed
charges.........          845
                  -----------------
Earnings........       $1,315
                  =================
Interest
expense.........   $ 2,120    $1,040     $ 2,030    $  845    $ 2,042    $  853    $2,127     $1,173       $ 1,461
Amortization of
deferred
financing
costs...........       --        --          --        --         --         11       --          96           --
Interest factor
of rent
expense.........       359       233         377       235        353       238       356        254           258
                   -------    ------     -------    ------    -------    ------    ------     ------       -------
Fixed charges ..   $ 2,479    $1,273     $ 2,407    $1,080    $ 2,395    $1,102    $2,483     $1,523       $ 1,719
                   =======    ======     =======    ======    =======    ======    ======     ======       =======
Ratio of
earnings to
fixed charges...       --        --          --        1.2x       --        1.8x      --         1.9x          --
Fixed charges
exceed earnings
by (1)..........   $ 1,570    $  190     $ 2,287    $  --     $ 1,839    $  --     $  237     $  --        $   895
                   =======    ======     =======    ======    =======    ======    ======     ======       =======
Interest
expense.........       $  645
Amortization of
deferred
financing
costs...........           55
Interest factor
of rent
expense.........          145
                  -----------------
Fixed charges ..       $  845
                  =================
Ratio of
earnings to
fixed charges...          1.6x
Fixed charges
exceed earnings
by (1)..........       $  --
                  =================

                                                            OCI
                          ------------------------------------------------------------------------
                                                                        PRO FORMA     PRO FORMA
                          APRIL 4, 1996  NINE MONTHS   PRO FORMA NINE  FISCAL YEAR  TWELVE MONTHS
                           TO JUNE 30,      ENDED       MONTHS ENDED      ENDED         ENDED
                              1996      MARCH 31, 1997 MARCH 31, 1996 JUNE 30, 1996 MARCH 31, 1997
                          ------------- -------------- -------------- ------------- -------------- ---
Net income (loss).......     $ (262)       $(1,453)       $(3,392)       $(3,522)      $(1,560)
Income tax expense
(benefit)...............         11            440         (1,318)        (1,475)         (924)
                             ------        -------        -------        -------       -------
Income (loss) before
income taxes............       (251)        (1,013)        (4,710)        (4,997)       (2,484)
Plus fixed charges......      2,255          9,430          9,870         12,972        12,989
                             ------        -------        -------        -------       -------
Earnings................     $2,004        $ 8,417        $ 5,160        $ 7,975       $10,505
                             ======        =======        =======        =======       =======
Interest expense........      1,826          7,597          8,210         10,946        10,946
Amortization of deferred
financing costs.........        123            485            347            462           462
Interest factor of rent
expense.................        306          1,348          1,313          1,564         1,581
                             ------        -------        -------        -------       -------
Fixed charges ..........     $2,255        $ 9,430        $ 9,870        $12,972       $12,989
                             ======        =======        =======        =======       =======
Ratio of earnings to
fixed charges...........        --             --             --             --            --
Fixed charges exceed
earnings by (1).........     $  251        $ 1,013        $ 4,710        $ 4,997       $ 2,484
                             ======        =======        =======        =======       =======

         NOTE TO THE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(1) Earnings were not adequate to cover fixed changes.